Exhibit (h)(k)(2)
EXHIBIT A
Pacific Select Fund - Long/Short Large-Cap Portfolio
Securities Lending Authorization Agreement
Approved Borrowers List
Effective May 8, 2013
Banca IMI Securities Corp.
Barclays Capital Inc.
BNP Paribas Prime Brokerage, Inc.
BNP Paribas Securities Corporation
Citadel Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co.
ING Financial Markets LLC
Jefferies & Company, Inc.
Merrill Lynch, Pierce, Fenner & Smith, Inc.
MS Securities Services Inc.
National Financial Services LLC
Newedge USA, LLC
Nomura Securities International Inc.
State Street Bank and Trust Company
TD Securities Inc.
UBS Securities LLC

PACIFIC SELECT FUND, ON BEHALF OF THE
LONG/SHORT LARGE-CAP PORTFOLIO	STATE STREET BANK AND TRUST COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Gino L. Timperio
Name: Howard T. Hirakawa	Name: Gino L. Timperio
Title: Vice President	Title: Senior Managing Director

By: /s/ Laurene E. MacElwee	By:

Name: Laurene E. MacElwee	Name:

Title: VP & Assistant Secretary	Title: